[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.3(a)

SERVICES AGREEMENT

This agreement (the “Agreement”) is between, the Omada Health, Inc. (“Omada”) and Cigna Health and Life Insurance Company (“CHLIC”) and is effective as of February 1, 2018 (the “Effective Date”).

W I T N E S S E T H

WHEREAS, Omada and Cigna have entered into a Master Services Agreement which will subsequently be replaced by an Ancillary Services Agreement (collectively, the “Omada Participating Provider Agreements”), pursuant to which Omada provides digital behavior change program services and coaching (the “Omada Covered Services”) to “Enrolled Participants” (as defined below); and

WHEREAS, Omada has requested that CHLIC provide certain services to Omada which are intended to (i) ensure that At-Risk Participants, CHLIC Existing Clients and CHLIC Prospective Clients are aware of and have the ability to take advantage of the Omada Covered Services, and (ii) encourage the use of Omada Covered Services by At-Risk Participants, and (iii) facilitate Omada’s performance of the Omada Covered Services as described herein; and

WHEREAS, CHLIC is willing to provide the requested services to Omada on such terms as CHLIC and Omada shall mutually agree,

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, CHLIC and Omada hereby agree as follows:

SECTION 1 - ADDITIONAL DEFINITIONS

“Applicable Law” means, with respect to a party to this Agreement, the state, federal and international laws and regulations that apply to its obligations under this Agreement.

“At-Risk Participants” means individuals covered under individual and group insurance policies issued by CHLIC and self-insured group health plans administered by CHLIC that have been identified by CHLIC as being at risk of developing type 2 diabetes or other obesity-related chronic diseases if preventive measures are not taken.

“CHLIC Existing Client” means an employer or other group that sponsors a group health plan that is currently insured and or administered by CHLIC as identified to Omada by CHLIC (the “CHLIC Existing Client Information”).

“CHLIC Prospective Client” means an employer or other group that sponsors a group health plan and which has an outstanding request for proposal to CHLIC to insure and or administer its group health plan as identified to Omada by CHLIC (the “CHLIC Prospective Client Information”).

“Cigna Affiliate” shall mean any wholly owned direct or indirect subsidiary of Cigna Corporation.

“Enrolled Participants” shall mean any At-Risk Participants who are eligible for and elect to enroll in the Omada Covered Services under the then applicable Omada Participating Provider Agreement. Notwithstanding the foregoing, “Enrolled Participants” shall not include [***].

SECTION 2 - OBLIGATIONS OF CHLIC

2.01	Cigna Services

While this Agreement is in effect, CHLIC shall provide the services described in Exhibit A to:

•	explain the availability of Omada Covered Services to CHLIC Existing Clients and CHLIC Prospective Clients; and

•

encourage the use of Omada Covered Services by At-Risk Participants that CHLIC has identified as potentially benefitting from the Omada Covered Services, and facilitate enrollment of At Risk Participants in the Omada Covered Services.

The services described in Exhibit A are hereinafter referred to as the “Cigna Services.”

2.02.	Representations and Warranties

CHLIC represents and warrants that (i) it will perform the Cigna Services in a professional and workmanlike manner in accordance with generally prevailing industry standards; (ii) it will comply with all Applicable Laws in performing its obligations hereunder, and (iii) neither it nor any of its employees, contractors, officers, directors, Downstream Entities (as defined in 42 CFR 423.4) or any major shareholders (5% or more) are on the list of excluded individuals/entities as published by the Office of the Inspector General of the U.S. Department of Health and Human Services, nor are on the list of debarred contractors as published in the System for Award Management by the General Services Administration.

2.03	Disclaimer

Cigna makes no representations or warranties regarding the Cigna Services except as otherwise expressly provided in this Agreement.

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SECTION 3 - OBLIGATIONS OF OMADA

In addition to the compensation obligations set forth in Section 5, when performing outreach activities for the Omada Covered Services to CHLIC Existing Clients or CHLIC Prospective Clients, Omada representatives shall follow the Rules of Engagement identified in Attachment 1 to Exhibit A.

SECTION 4 – EFFECTIVE DTAE AND TERMINATION

4.01	Effective Date

This Agreement shall be effective on February 1, 2018 (the “Effective Date”) and shall continue until it is terminated in accordance with Section 4.02 below (the “Term”).

4.02	Termination

This Agreement shall terminate upon the earliest of the following dates:

a.	The effective date of any regulatory action which prohibits either party from performing its obligations under this Agreement;

b.

The date specified by the non-breaching party in a written notice of termination of this Agreement if the other party breaches this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof by the non-breaching party;

c.

Notwithstanding any other provision in this Agreement, at the option of either party at any time for any reason, on the date specified in a written notice to the other of its intention to terminate this Agreement, said notice to be given at least ninety (90) days prior to the specified termination date;

d.	The effective date of the termination or expiration of the last to expire of the Omada Participating Provider Agreements; or

e.	Any other date mutually agreed to by Omada and CHLIC.

SECTION 5 - COMPENSATION

5.01	CHLIC’s Compensation

Within [***] days following the end of each [***] during which this Agreement is in effect, Omada shall generate a report of all [***] during such [***], including [***] data fields to be separately agreed upon by the parties in writing and the total number of [***] as of such date (the “Invoice Report”), which CHLIC agrees will be used only for payment

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purposes as contemplated by 45 CFR 164.506. Omada will calculate the amount payable to CHLIC as described below (the “Fee”) based on the Invoice Report and pay such Fee to CHLIC. Omada will securely deliver the Invoice Report to CHLIC in connection with payment of the Fee.

A.	For [***] the Omada Covered Services during the applicable [***]:

•	the difference between the [***] Fee applicable to [***] based on the applicable volume discount reflected in the Volume Discount Schedule (below) and the [***].

B.	For [***] Omada Covered Services during the applicable [***]:

•	the difference between the [***] Fee applicable to [***] based on the applicable volume discount reflected in the Volume Discount Schedule (below) from the [***].

Volume Discount Schedule

[***]

The applicable discount shown above applies only to [***] at each tier of the Volume Discount Schedule above and not to lower tiers (and tiers will not be aggregated, meaning that only the applicable discount per tier will apply). The applicable discount will apply to [***] the Omada Covered Services after the Effective Date

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(which discount will apply to [***] for the term of [***] the Omada Covered Services) within the applicable discount tier, provided that the minimum number of [***] required for such discount tier is maintained by CHLIC on an ongoing basis. At the end of each [***], Omada will determine the [***] the Omada Covered Services based on a rolling [***] basis. If the minimum requirement for the [***] for a discount is maintained for such time period, then the discount will remain in effect for the following [***]; conversely, if the minimum requirement for the [***] for the discount is not maintained for such time period, the discount will move down to the applicable discount tier based on the actual [***] maintained for such time period for the following [***], as applicable.

CHLIC shall be responsible for any taxes associated with the provision of the Cigna Services hereunder.

Omada’s obligation to make any payment of the Fees under this Agreement for Cigna Services performed through the effective date of termination of this Agreement shall survive termination of this Agreement.

5.02 Records.  CHLIC will maintain adequate administrative records related to the Cigna Services performed under this Agreement, including all records required by applicable law for CHLIC to maintain, during the Term and for [***] years thereafter, unless a longer retention period is required by applicable law. CHLIC will cooperate with Omada on a timely basis in connection with any reasonable request by Omada to review such records.

SECTION 6 – INDEMNIFICATION

Each party agrees to indemnify, defend and hold harmless the other party, its agents and its employees from and against any and all claims, actions, demands, proceedings, damages, liabilities, fines, losses or expenses, including reasonable defense costs and legal fees, incurred in connection with third party claims arising directly from or in connection with (i) any material breach of the Agreement or (ii) any grossly negligent acts or omissions or willful misconduct or fraud committed or failed to be performed by the other party, its employees or agents.

The indemnified party will notify the indemnifying party as promptly as practicable of any claims for which the indemnifying party is obligated to provide indemnification hereunder, and the indemnifying party will confirm to the indemnified party no less than [***] days prior to the date on which a response to such claim is due, that the indemnifying party will control the defense of such claim. The indemnified party may, at its own expense, participate in the defense of such claim with its own counsel. No settlement of a claim that involves a remedy other than the payment of money by the indemnifying party or requires any admission of fault on the part of indemnified party will be entered into without the prior written consent of the indemnified party.

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SECTION 6. LIMITATION OF LIABILITY

WITH THE EXCEPTION OF ANY LIABILITY ARISING FROM [***] OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR (A) ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, PROFITS OR SAVINGS) ARISING OUT OF OR RELATING TO ITS PERFORMANCE UNDER THIS AGREEMENT OR (B) ANY PUNITIVE DAMAGES (TO THE EXTENT SUCH EXCLUSION IS ALLOWED UNDER APPLICABLE LAW). THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY TO ANY THEORY OF LIABILITY, WHETHER BASED ON WARRANTY, CONTRACT, STATUTE, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT THE LIABLE PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF ANY SUCH DAMAGE, AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. WITH THE EXCEPTION OF ANY LIABILITY ARISING FROM A [***] OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY HEREUNDER EXCEED [***].

SECTION 7 - GENERAL PROVISIONS

7.01	Confidentiality

The information shared under this Agreement, as well as the terms of this Agreement, are Confidential Information (as defined in the Omada Participating Provider Agreements) subject to the confidentiality obligations set forth in the Omada Participating Provider Agreements.

The CHLIC Existing Client Information and the CHLIC Prospective Client Information provided by CHLIC to Omada pursuant to this Agreement may contain Confidential Information (as such term is defined in the Omada Participating Provider Agreements) of CHLIC. With respect to such information that is Confidential Information, Omada shall:

a.

Treat the CHLIC Existing Client Information and the CHLIC Prospective Client Information as confidential and shall not disclose the CHLIC Existing Client Information, nor the CHLIC Prospective Client Information, nor any portion thereof to any third party without the express written consent of CHLIC;

b.

Disclose the Existing Client Information, and the CHLIC Prospective Client Information and any portion thereof only to such of its own employees as may be required to comply with the Client Rules of Engagement specified in Attachment 1 to Exhibit A or otherwise perform its obligations under the Omada Participating Provider Agreements; and

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c.

Use the CHLIC Existing Client Information and the CHLIC Prospective Client Information only for purposes of complying with the Marketing Rules of Engagement specified in Attachment 1 to Exhibit A or otherwise perform its obligations under the Omada Participating Provider Agreements.

7.02	Medical Records

The parties agree to maintain the confidentiality of the medical records of At-Risk Participants and Enrolled Participants and any other records containing individually identifiable information with respect to At-Risk Participants and Enrolled Participants in accordance with applicable state and federal law.

7.03	Use of Names

Except as necessary in the performance of their duties under this Agreement or as otherwise contemplated by the Omada Participating Provider Agreements, neither party shall use the other’s name, logo, service mark, trademarks or other identifying information without its prior written approval.

7.04	Dispute Resolution

It is understood and agreed that any dispute between the parties arising from or relating to the performance or interpretation of this Agreement (“Controversy”) shall be resolved exclusively pursuant to the following mandatory dispute resolution procedures:

a.

Any Controversy shall first be referred to an executive level employee of each party who shall meet and confer with his/her counterpart to attempt to resolve the dispute (“Executive Review”) as follows: The disputing party shall initiate Executive Review by giving the other party written notice of the Controversy and shall specifically request Executive Review of said Controversy in such notice. Within [***] calendar days of any party’s written request for Executive Review, the receiving party shall submit a written response. Both the notice and response shall include a statement of each party’s position and a summary of the evidence and arguments supporting its position. Within [***] calendar days of any party’s request for Executive Review, an executive level employee of each party shall be designated by the party to meet and confer with his/her counterpart to attempt to resolve the dispute. Each representative shall have full authority to resolve the dispute.

b.

In the event that a Controversy has not been resolved within [***] calendar days of the request of Executive Review under Section 8.05.a, above, the disputing party shall initiate mediation by providing written notice to the other party, which shall be conducted in New York City, New York, in accordance with the American Arbitration Association mediation rules (“Mediation”). Each party shall assume its own costs and attorneys’ fees, and the compensation and expenses of the mediator and any administrative fees or costs associated with the mediation proceeding shall be borne equally by the parties.

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c.

In the event that a Controversy has not been resolved by Executive Review or Mediation, the Controversy shall be settled exclusively by binding arbitration. The arbitration shall be conducted in the same location as noted in Section 8.05.b above, in accordance with the American Arbitration Association Arbitration Rules, and which to the extent of the subject matter of the arbitration, shall be binding not only on all parties to this Agreement but on any other entity controlled by, in control of or under common control with the party to the extent that such affiliate joins in the arbitration, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall assume its own costs and attorneys’ fees, and the compensation and expenses of the arbitrator and any administrative fees or costs associated with the arbitration proceeding shall be borne equally by the parties. The decision of the arbitrator shall be final, conclusive and binding, and no action at law or in equity may be instituted by either party other than to enforce the award of the arbitrator.

d.

The parties intend this dispute resolution procedure described above to be a private undertaking and agree that an arbitration conducted under this provision will not be consolidated with an arbitration involving other plans administered in whole or in part by CHLIC or other Cigna Affiliate, or third parties not parties to this Agreement. The arbitrator will be without power to conduct arbitration on a class or representative basis. The parties waive their right to participate in a class action or representative proceeding. The arbitrator may award declaratory or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party’s individual claim. All issues are for the arbitrator to decide, except the courts will decide those issues relating to the scope and enforceability of the arbitration provision.

7.05	Relationship of Parties

The relationship of the parties under this Agreement shall be neither that of employer and employee nor that of principal and agent. It is understood that each party and its employees and agents will act hereunder as independent contractors, and shall not have any claim under this Agreement or otherwise against the other party as a joint venturer or partner. During the term of this Agreement, each party shall be fully responsible and liable for any and all state and federal income and other taxes to which payments made by the other party may become subject.

7.06	Entire Agreement

This Agreement, together with the provisions of then applicable Omada Participating Provider Agreement incorporated by reference hereunder, and specified exhibits and attachments hereto as well as any subsequent amendments represent the entire agreement between the parties hereto and supersede any and all previous written or oral agreements or understandings regarding the subject matter. No modification or amendment hereto shall be valid unless in writing and signed by an authorized person of each of the parties.

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7.07	Assignment and Subcontracting

Neither CHLIC nor Omada may assign any right, interest, or obligation hereunder without the express written consent of the other party except that CHLIC may assign any right, interest, or responsibility under this Agreement to any Cigna Affiliate. This Section shall not prevent CHLIC from subcontracting specific obligations pursuant to this Agreement, provided that CHLIC remains fully responsible for the provision of the subcontracted services to Omada in accordance with the terms set forth herein.

7.08	Amendment

No amendment to this Agreement shall be effective unless agreed to in writing by CHLIC and Omada.

7.9	Severability

If any provision or any part of a provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not invalidate or render unenforceable any other portion of this Agreement.

7.10	Force Majeure

[***] shall not be liable for any failure to meet any of the obligations or provide any of the [***] for any period of time to the extent such failure to perform is due to any contingency beyond the reasonable control of [***], its employees, officers, or directors or designees. Such contingencies include, but are not limited to, acts or omissions of any person or entity not employed or reasonably controlled by [***], its employees, officers, or directors, acts of God, fires, wars, accidents, labor disputes or shortages, and governmental laws, ordinances, rules or regulations, whether valid or invalid.

7.11	Waiver

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either party of any default shall not be deemed a waiver of any other default.

7.12	Survival

Provisions contained in this Agreement that by their sense and context are intended to survive completion of performance, termination or cancellation of this Agreement shall so survive.

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7.13	Notices

Except as otherwise provided, all notices or other communications hereunder shall be in writing and shall be deemed to have been duly made when (a) delivered in person, (b) delivered to an agent, such as an overnight or similar delivery service, (c) delivered electronically, or (d) deposited in the United States mail, postage prepaid, and addressed as follows:

To CHLIC:

Cigna Health and Life Insurance Company

900 Cottage Grove Road

Hartford, CT 06152

Attention: Chief Counsel, Legal Department

To Omada:

Omada Health, Inc.

500 Sansome Street, Suite 200

San Francisco, CA 94111

Attention: Legal Department

The address to which notices or communications may be given by either party may be changed by written notice given by one party to the other pursuant to this Section.

7.14	Headings

Article, section, or paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.15	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

7.16	Governing Law/Compliance with Laws

This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflict of rules, and parties consent to the venue and jurisdiction of its courts. The parties shall perform their obligations under this Agreement in conformance with all Applicable Laws and regulatory requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

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Cigna Health and Life Insurance Company	Omada Health, Inc.

Signature: /s/ Edward P. Potanka	Signature: /s/ Sarah Blanchard
Print Name: Edward P. Potanka	Print Name: Sarah Blanchard
Title: Assistant Secretary	Title: Chief Financial Officer

Date: May 30, 2018	Date: May 22, 2018

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EXHIBIT A

CHLIC SERVICES

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Attachment 1 to Exhibit A

CLIENT RULES OF ENGAGEMENT

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